Exhibit 99.1

Contacts:	Investor Contact:	Media Contact:
	Tom Rathjen	Stephanie Tomei
	Vice President, Investor Relations	Public Relations Manager
	+1 (408) 789-4458	+1 (408) 789-4234
	trathjen@accuray.com	stomei@accuray.com

Accuray Reports Record Revenue in First Quarter of Fiscal 2008

Record Quarterly Revenue of $48.6 Million

Backlog Reaches Record Level of $642 Million

SUNNYVALE, Calif., November 7, 2007 — Accuray Incorporated (Nasdaq: ARAY), a global leader in radiosurgery throughout the body, today announced financial results for the first quarter of fiscal 2008, ended September 29, 2007.

For the first quarter of fiscal 2008, Accuray reported record total revenue of $48.6 million, up 48 percent compared to first quarter fiscal 2007 total revenue of $32.8 million.

Net income for the period ended September 29, 2007 was $2.3 million, or $0.04 per diluted share, compared to net income of $2.0 million, or $0.04 per diluted share, which included a one-time benefit of $0.8 million ($0.02 per diluted share), during the same period in fiscal 2007.  Shares used in computing fully diluted earnings per share increased to 61.2 million for the first quarter of fiscal 2008 from 49.9 million during the same period in fiscal 2007.  The increase was primarily a result of Accuray’s initial public offering, which took place in February 2007.

Non-cash, stock-based compensation charges for the first quarter of fiscal 2008 were $4.3 million, or $0.07 per diluted share.

The first quarter of fiscal 2008 backlog increased by $23 million from the fourth quarter of fiscal 2007 to approximately $642 million, with approximately $351 million associated with CyberKnife® Robotic Radiosurgery System contracts and approximately $291 million associated with services and other recurring revenue.  Accuray’s backlog is comprised of firm, signed contracts that the company believes have a substantially high probability of being recognized as revenue.

Accuray’s cash balance at the end of the quarter was $192 million.

“This is the third consecutive quarter where we have achieved record levels of both revenue and backlog,” said Euan S. Thomson, Ph.D., president and chief executive officer of Accuray Incorporated. “This growth is a great achievement for Accuray and we believe that it reinforces the medical community’s rapid acceptance of the CyberKnife System.”

As of September 29, 2007, there were 114 CyberKnife systems installed worldwide, with 76 in the Americas, 12 in Europe, 15 in Japan and 11 in the remainder of Asia Pacific.

Outlook

The following statements are forward-looking and actual results may differ materially.  Please see “Safe Harbor Statement” at the end of this news release for a description of certain risk factors and reference to Accuray’s quarterly and annual reports on file with the Securities and Exchange Commission.

Based on the current business outlook, Accuray is reiterating its fiscal 2008 revenue guidance of $250 million to $270 million.  Accuray expects that revenue growth will be greater in the third and fourth quarters of fiscal 2008.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors today, November 7, 2007 at 2:00 p.m. PT / 5:00 p.m. ET.  The conference call dial-in numbers are (888) 812-8518 (USA) or (913) 312-1446 (International), Access Code: 3456588.   A live webcast of the call will also be available from the Investor Relations section on the corporate web site at http://www.accuray.com.  In addition, a recording of the call will be available by calling (888) 203-1112 (USA) or (719) 457-0820 (International), Access Code: 3456588, beginning at 6:00 p.m. PT / 9:00 p.m. ET, November 7, 2007 and will be available through November 21, 2007.  A webcast replay will also be available from the Investor Relations section of the corporate website at http://www.accuray.com from approximately 5:30 p.m. PT / 8:30 p.m. ET, today, through Accuray’s release of fiscal second quarter 2008 results, ending on December 29, 2007.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system cleared by the FDA to treat tumors anywhere in the body non-invasively and with sub-millimeter accuracy. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver precise, high-dose radiation, minimizing damage to surrounding healthy tissue and eliminating the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 35,000 patients worldwide and currently more than 100 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry. Except for the historical information contained herein, the matters set forth in this press release as to financial guidance including realization of backlog, procedure growth and market acceptance, clinical studies, regulatory review and approval, and commercialization of products are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: fluctuations in results of operations; reimbursement for the CyberKnife procedure in the U.S and internationally; market acceptance of our products; governmental regulatory approvals of our products; availability of clinical data regarding our products; intellectual property protection for our products; competing products; funding requirements; the combination of our products with complementary technology; and other risks detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the fiscal year ended June 30, 2007 and may be updated from time to time by our other filings with the Securities and Exchange Commission. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended
	September 29, 2007	September 30, 2006
Net revenue:
Products	$36,984	$26,767
Shared ownership programs	2,312	2,226
Services	6,999	2,969
Other	2,351	809
Total net revenue	48,646	32,771
Cost of revenue:
Cost of products	16,440	10,716
Cost of shared ownership programs	712	606
Cost of services	4,458	1,670
Cost of other	1,125	476
Total cost of revenue	22,735	13,468
Gross profit	25,911	19,303
Operating expenses:
Selling and marketing	10,156	7,530
Research and development	7,715	6,182
General and administrative	7,901	4,619
Total operating expenses	25,772	18,331
Income from operations	139	972
Interest and other income, net	2,612	207
Income before provision for income taxes and cumulative effect of change in accounting principle	2,751	1,179
Provision for income taxes	486	59
Income before cumulative effect of change in accounting principle	2,265	1,120
Cumulative effect of change in accounting principle, net of tax of $0	—	838
Net income	$2,265	$1,958

Net income per common share, basic and diluted:
Basic
Income before cumulative effect of change in accounting principle	$0.04	$0.03
Cumulative effect of change in accounting principle	—	0.02
Basic net income per share	$0.04	$0.05

Diluted
Income before cumulative effect of change in accounting principle	$0.04	$0.02
Cumulative effect of change in accounting principle	—	0.02
Diluted net income per share	$0.04	$0.04

Weighted average common shares outstanding used in computing net income per share:
Basic	54,025	41,445
Diluted	61,154	49,851
Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$321	$217
Selling and marketing	$1,107	$649
Research and development	$675	$449
General and administrative	$2,201	$897

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	September 29,	June 30,
	2007	2007
Assets
Current assets:
Cash and cash equivalents	$192,111	$204,830
Accounts receivable, net of allowance for doubtful accounts of $20 at both September 29, 2007 and June 30, 2007	15,178	10,105
Inventories	17,099	16,984
Prepaid expenses and other current assets	6,470	7,937
Deferred cost of revenue—current	24,894	30,709
Total current assets	255,752	270,565
Property and equipment, net	27,382	23,937
Goodwill	4,495	4,495
Intangible assets, net	1,120	1,184
Deferred cost of revenue—noncurrent	30,269	30,522
Other assets	1,274	1,406
Total assets	$320,292	$332,109
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,613	$14,147
Accrued expenses	14,309	17,240
Customer advances—current	9,355	12,634
Deferred revenue—current	71,393	78,022
Total current liabilities	106,670	122,043
Long-term liabilities:
Customer advances—noncurrent	14,289	8,388
Deferred revenue—noncurrent	66,087	76,235
Total liabilities	187,046	206,666

Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares at September 29, 2007 and June 30, 2007; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares at September 29, 2007 and June 30, 2007; issued and outstanding: 54,563,783 and 54,525,620 shares, respectively, at September 29, 2007 and 53,798,643 and 53,798,643 shares, respectively, at June 30, 2007.	54	53
Additional paid-in capital	257,437	251,637
Accumulated other comprehensive income (loss)	(1)	10
Accumulated deficit	(124,244)	(126,257)
Total stockholders’ equity	133,246	125,443
Total liabilities and stockholders’ equity	$320,292	$332,109